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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR (g) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

                          STRUCTURED PRODUCTS CORP.
                        -----------------------------
           (Exact name of registrant as specified in its charter)

                Delaware                                    13-3692801
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 (State of incorporation or organization)     (IRS Employer Identification No.)


                 390 Greenwich Street
                 New York, New York                        10013
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    (Address of principal executive offices)             (Zip Code)

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
If this form relates to the registration      If this form relates to the registration
of a class of securities pursuant to          of a class of securities pursuant to
Section 12(b) of the Exchange Act and         Section 12(g) of the Exchange Act and
is effective pursuant to General              is effective pursuant to General
Instruction A. (c), please check the          Instruction A. (d), please check the
following box. [x]                            following box. [ ]

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      Securities to be registered pursuant to Section 12(b) of the Act:


   Title of Each Class                      Name of Each Exchange on Which
   to be so Registered                      Each Class is to be Registered
   -------------------                      ------------------------------

      3,200,000 TIERS (R) Principal-Protected
      Trust Certificates, Series
      S&P 2001-19 with a principal
      amount of $32,000,000
         (the "Certificates")                  American Stock Exchange
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       Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
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Item 1. Description of Registrant's Securities to be Registered.
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        The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information-Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERSR Principal-Protected Trust Certificates, Series S&P 2001-19, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2. Exhibits.
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                1. Certificate of Incorporation of Structured Products Corp. is
set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

                2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.
                3. Form of Corporate Trust Agreement is set forth as Exhibit
4.3 to the Registration Statement and is incorporated herein by reference.

                4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

                5. Form of the Preliminary Prospectus Supplement dated July 24, 2001 related to the TIERS (R) Principal-Protected Trust Certificates, Series S&P 2001-19, which was filed with the Securities and Exchange Commission on or about July 26, 2001, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.

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                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          STRUCTURED PRODUCTS CORP.

Date:   August 15, 2001
                                          By:   /s/ Matthew R. Mayers
                                                ---------------------
                                                Matthew R. Mayers
                                                Authorized Signatory